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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
PowerCerv Corporation

We have issued our reports dated January 23, 2001, accompanying the consolidated financial statements and schedule included in the Annual Report of PowerCerv Corporation on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statements of PowerCerv Corporation on Forms S-8 (File No. 333-3960, File no. 333-50621, and File No. 333-90825.


                                            /s/ Grant Thornton, LLP


Tampa, Florida
April 13, 2001